UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2007

FEDERAL HOME LOAN BANK OF BOSTON

(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51402	04-6002575
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

111 Huntington Avenue

Boston, MA 02199

(Address of principal executive offices, including zip code)

(617) 292-9600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2007, the Federal Home Loan Bank of Boston (the Bank) announced that the following three individuals were elected to the Bank’s board of directors for three-year terms commencing January 1, 2008:

A. James Lavoie, trustee, Middlesex Savings Bank, Natick, Massachusetts.

Stephen F. Christy, president and chief executive officer, Mascoma Savings Bank, FSB, Lebanon, New Hampshire. Mr. Christy currently serves on the board, and his current term expires December 31, 2007.

Peter Crosby, president and chief executive officer, Passumpsic Savings Bank, St. Johnsbury, Vermont. Mr. Crosby currently serves on the board, and his current term expires December 31, 2007.

Board committee appointments for 2008 were not made at the time of this filing.

The above directors’ elections took place in accordance with the rules governing the election of Federal Home Loan Bank directors specified in the Federal Home Loan Bank Act of 1932 and the related regulations of the Finance Board.

Item 9.01 Financial Statements and Exhibits

    (d)  Exhibits

          Exhibit Number

          99.1 Press Release, dated November 15, 2007, issued by the Bank.

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Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Boston

Date: November 15, 2007	By:	/s/Earl W. Baucom

Earl W. Baucom Senior Vice President and Chief Accounting Officer

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